UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2024

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco,	California		94108
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition

On March 15, 2024, Sonder Holdings Inc. (the “Company”) issued a press release announcing certain preliminary financial information for the fourth quarter and year ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information furnished in this Item 2.02, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06     Material Impairments

The information set forth under Item 4.02 is incorporated into this Item 2.06 by reference.

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 14, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company determined, based on management’s recommendation, that the Company’s audited consolidated financial statements for the year ended December 31, 2022 (the “2022 Annual Financial Statements”), and the unaudited condensed consolidated financial statements included in each of the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) in 2023 (collectively with the 2022 Annual Financial Statements, the “Affected Financial Statements”), should no longer be relied upon due to accounting errors related to the valuation and impairment of operating lease right of use (“ROU”) assets and related items. In this report, the periods covered by the Affected Financial Statements are referred to as the “Non-Reliance Periods.”

Any previously issued or filed reports, earnings releases, and investor presentations or other communications including or describing the Affected Financial Statements and related financial information covering the Non-Reliance Periods should no longer be relied upon. Similarly, the report of the Company’s independent registered public accounting firm accompanying the previously issued 2022 Annual Financial Statements should no longer be relied upon.

The Company has previously identified and reported material weaknesses in internal controls over financial reporting related to the Company’s leases, control activities and control environment. During the on-going preparation of the Company’s financial statements for the fiscal year ended December 31, 2023, the Company’s management identified specific errors in the processes and procedures surrounding the Company’s assessment of the valuation and impairment of its ROU lease assets and related items. Upon additional review, the Company’s management determined that the valuation of certain ROU lease assets and related items as of and for each of the Non-Reliance Periods had not considered certain relevant impairment indicators and related valuation information impacting the carrying value of such assets and related items, as required by Accounting Standards Codification (ASC) Nos. 842, Leases, and 360, Property, Plant, and Equipment, in addition to related standards and interpretations.

The Company previously recorded an impairment charge in the amount of $1.1 million related to ROU lease assets in its unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2023, but no impairment charges were recorded in the other interim financial statements in the Non-Reliance Periods or in the 2022 Annual Financial Statements. Based on the Company’s review, which is ongoing, the Company expects to record material non-cash impairment charges, and related reductions in ROU lease assets and related items, in certain of the Non-Reliance Periods.

The foregoing ROU lease asset and related item errors are non-cash in nature and will not impact the Company’s reported cash balances or statements of cash flows for the Non-Reliance Periods. The Company expects that the restatements will increase the Company’s overall net loss and loss per share in the impacted periods.

The Company intends to restate the Affected Financial Statements to correct the errors discussed above, and consider any other error corrections identified in the course of its review, as soon as practicable. Investors and others should rely on financial information and other disclosures regarding the Non-Reliance Periods only after the Company restates its financial statements for the Non-Reliance Periods.

The Company anticipates that it will not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “FY 2023 10-K”) and will file a notification of late filing on Form 12b-25 with the SEC. The Company does not currently expect that it will file the FY 2023 10-K within the 15-day extension period contemplated by Rule 12b-25(b) under the Securities Exchange Act of 1934, as amended. Accordingly, the Company expects to receive a notice from The Nasdaq Stock Market that it is not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1). Such notification letter is not expected to have an immediate effect on the listing or trading of the Company’s common stock or publicly traded warrants on the Nasdaq Global Select Market.

The description of the accounting errors and anticipated restatements above is preliminary and subject to change in connection with the Company’s ongoing review and the completion of the restatements. Accordingly, there can be no assurance as to the actual effects of the restatements or that the Company will not determine to restate any financial statements other than the Affected Financial Statements or will not identify any additional accounting errors.

The Company’s management also is assessing the effect of the matters identified to date on the Company’s internal control over financial reporting and its disclosure controls and procedures. Although the assessment is not yet complete, the Company anticipates that the review will result in one or more material weaknesses in the Company’s internal control over financial reporting during the applicable periods, in addition to the Company’s previously identified and reported material weaknesses.

The Company’s management and the Audit Committee have discussed the foregoing matters with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

The Company’s restatement and the related items discussed in this Form 8-K could have an adverse effect upon the Company’s debt, including under the Loan and Security Agreement dated as of December 21, 2022, as amended, with Silicon Valley Bank, a division of First Citizens Bank & Trust Company, and the Note and Warrant Purchase Agreement dated as of December 10, 2021, as amended, with certain private placement investors. The Company is engaging in discussions with its lenders to seek waivers of any noncompliance under the terms of its debt resulting from the accounting errors and to permit the late filing of the FY 2023 10-K. If such waivers are not obtained, any such noncompliance may entitle our lenders to terminate any existing commitments to lend, impose increased interest rates, accelerate our outstanding debt obligations, initiate foreclosure proceedings against any assets constituting collateral for such obligations and exercise other rights and remedies available under the terms of our debt agreements. If our debt were to be accelerated, the Company may not have sufficient cash or be able to borrow sufficient funds to refinance the debt or sell sufficient assets to repay the debt, which could immediately adversely affect our business, cash flows, results of operations and financial condition. Even if we were able to obtain new financing or negotiate amended terms with our existing lenders, such financing or amendments may not be on commercially reasonable terms or on terms that are acceptable to us.

As of December 31, 2023, the Company’s total cash, cash equivalents and restricted cash was $136.5 million, of which $40.7 million was restricted, as compared to $207.2 million, of which $41.2 million was restricted, as of September 30, 2023. As communicated in prior disclosures, the Company has been executing on a number of initiatives to improve its financial position, including reducing its corporate headcount by 38% since the first quarter of 2022, and engaging in a portfolio optimization program to improve the financial performance of the properties it operates. The Company is also exploring a number of additional opportunities to improve revenue by enhancing its distribution arrangements, further reduce its expenditures, and partner with current or alternative capital providers to improve its liquidity position, but can give no assurances that these alternatives will be successful. If these alternatives are not successful, the Company may not be able to continue ongoing operations or meet its obligations without favorable liquidity options or additional funding.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding the Company’s expectations related to the restatement of its financial statements, including the expected impact on the Company’s financial statements, anticipated material weaknesses, and the timing and nature of the related SEC filings; statements regarding potential Nasdaq non-compliance; statements regarding the effect of these matters on the Company’s debt; and statements regarding the Company’s current initiatives and potential opportunities to improve revenue, reduce expenditures, and improve its liquidity position. These forward-looking statements are based on management’s current expectations, estimates, and beliefs, as well as a number of assumptions concerning future events. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to: uncertainties concerning the results of the Company’s review of the Affected Financial Statements and its controls and procedures, including the possibility that additional accounting errors or corrections will be identified with respect to the Non-Reliance Periods or any other period; the possibility of additional delays in the Company’s SEC filings; the risk that the Company will be unable to obtain waivers or amendments of applicable debt covenants or remain in compliance with any existing or amended debt covenants; uncertainties associated with the Company’s liquidity and capital resources, including the risk that the Company’s efforts to improve revenue, reduce expenditures and conserve cash, and improve its liquidity position will be unsuccessful and that additional funding or other sources of liquidity will not be available on acceptable terms or at all; the risk that the Company will be unable to meet Nasdaq’s continued listing requirements; the risk that the Company will be unsuccessful in achieving positive Free Cash Flow; risks and uncertainties associated with the Company’s restructuring initiatives and portfolio optimization program; and the other risks and uncertainties set forth under the heading “Risk Factors” in the Company’s SEC reports, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements contained herein speak only as of the date of this report. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release Dated March 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: March 15, 2024	By:	/s/ Dominique Bourgault
	Name:	Dominique Bourgault
	Title:	Chief Financial Officer and Treasurer